CONSENT


     I, Thomas Monahan, hereby consent to the use of my report dated June 1, 2001, relating to the audited financial statements for period from inception (October 2, 2000) to May 31, 2001 in a registration statement on SB-2 of Managed Acquisitions Corp. to be filed with the Securities and Exchange Commission.


June 1, 2001



                                                               /s/Thomas Monahan
                                                              ------------------
                                                              Thomas Monahan CPA


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